Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and

Shareholders of Scotia Institutional Funds:

We consent to the use of our report, incorporated herein by reference, dated November 25, 2013, with respect to the financial statements and financial highlights of the Mount Lucas U.S. Focused Equity Fund, as of September 30, 2013, and to the references to our firm under the heading “Other Service Providers,” and “Experts” in the Registration Statement on Form N-14.

Philadelphia, Pennsylvania

December 11, 2013